                                                                      EXHIBIT 11

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
               COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                          Twelve Weeks Ended            Thirty-six Weeks Ended
                                                                      --------------------------      ---------------------------
                                                                      September 8,   September 9,     September 8,   September 9,
                                                                          1995           1994             1995           1994
                                                                      ------------   -----------      ------------   ------------
Net income (loss)..................................................      $     (5)      $      8         $    (49)      $     (10)
Less:  Dividends on convertible preferred stock....................            --             --               --              --
                                                                          -------        -------          -------        --------
Net income (loss) available for common shareholders................      $     (5)      $      8         $    (49)      $     (10)
                                                                          =======        =======          =======        ========

Primary Earnings (Loss) Per Common Share
----------------------------------------

Shares:

  Weighted average number of common shares outstanding.............         158.8          152.7            157.9           151.2
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed purchased
   at average market *.............................................            --            8.4               --              --
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at average market *......            --             --               --              --
  Assuming distribution of common shares issuable for warrants,
   less shares assumed purchased at average market *...............            --             --               --              --
                                                                          -------        -------          -------        --------
                                                                            158.8          161.1            157.9           151.2
                                                                          =======        =======          =======        ========

Primary Earnings (Loss) Per Common Share...........................      $   (.03)      $    .05         $   (.31)      $    (.07)
                                                                          =======        =======          =======        ========

Fully Diluted Earnings (Loss) Per Common Share
----------------------------------------------

Shares:

  Weighted average number of common shares outstanding.............         158.8          152.7            157.9           151.2
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed purchased
   at higher of average or ending market *.........................            --            8.8               --              --
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at higher of
   average or ending market *......................................            --             --               --              --
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at higher
   of average or ending market *...................................            --             --               --              --
  Assuming issuance of common shares upon conversion of
   convertible preferred stock *...................................            --            4.9               --              --
                                                                          -------        -------          -------        --------
                                                                            158.8          166.4            157.9           151.2
                                                                          =======        =======          =======        ========

Fully Diluted Earnings (Loss) Per Common Share.....................      $   (.03)      $    .05         $   (.31)      $    (.07)
                                                                          =======        =======          =======        ========

____________
* Common equivalent shares and other potentially dilutive securities were anti-dilutive in the twelve and thirty-six weeks ended September 8, 1995 and the thirty-six weeks ended September 9, 1994, respectively.